ZALICUS

ZALICUS REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR-END 2013

Provides Update on Operations

CAMBRIDGE, Mass. – March 13, 2014 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today reported financial results for the fourth quarter and year ended December 31, 2013.

“With the successful translation of Z944 in a human clinical pain model, Zalicus has initiated a Phase 1 clinical study to evaluate the pharmacokinetics and safety of multiple modified-release formulations of Z944,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Following the recent sale of the Exalgo royalty stream, prepayment of our debt obligations and the strong performance of our cHTS services business, Zalicus has the financial resources to advance a modified release formulation of Z944 toward Phase 2 clinical development in an appropriate pain indication by late 2014.”

Fourth Quarter 2013 and Recent Accomplishments:

·	Z944. Initiated and successfully completed a Phase 1b clinical study of Z944, a novel, oral, T-type calcium channel modulator. The Phase 1b study was an experimental clinical model utilizing Laser-Evoked-Potentials (LEP) to provide both subjective and objective assessments of the activity of Z944 in induced neuropathic and inflammatory pain states. In the study, an immediate release formulation of Z944 demonstrated statistically significant and meaningful reductions at each of the three doses tested compared to placebo of overall peak-to-peak (PtP) amplitude of LEPs in models of both inflammatory (p less than or equal to 0.0002) and neuropathic (p<0.05) pain, as well as consistent trends in reduction of subjective pain scores compared to placebo using a visual analog scale in both pain models. Zalicus is planning to advance a modified-release formulation of Z944 toward Phase 2 clinical development in an appropriate pain indication by late 2014. Dr. Margaret Lee, Vice President, Research and Translational Medicine, is presenting the data from the Phase 1b clinical trial of Z944 at the Foundation for Peripheral Neuropathy 2014 International Symposium in Chicago on March 13, 2014.

Exalgo Royalty Monetization and Prepayment of Debt. Monetized the Exalgo royalty by selling all rights to future royalties on sales of Exalgo to Mallinckrodt Inc. (“Mallinckrodt”) for $7.2 million in cash. Exalgo was approved for sale in the U.S. in March 2010 and launched by Mallinckrodt in April 2010. To date, Zalicus has received $16.0 million in royalties related to sales of Exalgo, including approximately $2.0 million for net sales during the fourth quarter of 2013. Zalicus applied the proceeds of the Exalgo royalty sale and the Exalgo royalties to prepay the remaining $8.6 million outstanding under its term loan with Oxford Finance LLC, eliminating all future principal and interest payments to Oxford.

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

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·	cHTS Services. Continued to expand and diversify its cHTS services business with multiple new customers, providing $8.1 million in revenue for the year ended December 31, 2013.

Fourth Quarter and Year-End Financial Results:

As of December 31, 2013, Zalicus had cash, cash equivalents and restricted cash of $19.8 million compared to $36.4 million as of December 31, 2012. For the year ended December 31, 2013, revenue was $14.7 million compared to $12.6 million for the year ended December 31, 2012. Zalicus recognized $6.7 million in royalty revenue from Mallinckrodt based on Exalgo® net sales for the year ended December 31, 2013 and Zalicus has recognized a total of $16.0 million in royalty revenue from Exalgo through December 31, 2013 since its commercial launch in April 2010. Zalicus sold all rights to future royalties on sales of Exalgo to Mallinckrodt in January 2014. For the year ended December 31, 2013, research and development expense was $34.0 million compared to $41.4 million for the year ended December 31, 2012. Research and Development expense in the year ended December 31, 2013 included approximately $19.0 million devoted to Z160 and approximately $2.0 million in development expenses related to Z944. We expect research and development expense to decrease significantly for the year ending December 31, 2014 due to terminated development activities related to our discontinued product candidate Z160.

For the year ended December 31, 2013, net loss was $38.6 million, or ($1.68) per share, compared to a net loss of $44.3 million, or ($2.27) per share, in the year ended December 31, 2012. The net loss per share amounts have been adjusted for the 1-for-6 reverse stock split effected on October 3, 2013. Stock-based compensation expense was $2.0 million and $1.8 million in the years ended December 31, 2013, and 2012, respectively. Depreciation and Exalgo amortization expense combined was $10.0 million and $5.4 million in the years ended December 31, 2013, and 2012, respectively.

General and administrative expenses were $7.5 million in the year ended December 31, 2013 compared to $9.0 million in the year ended December 31, 2012. We expect our general and administrative expense for the year ending December 31, 2014 to be slightly lower than the year ended December 31, 2013.

About Zalicus

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain and oncology. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidates, including Z944, their potential, and its plans for clinical development for Z944, the Zalicus selective ion channel modulation technology, and related preclinical product candidates, Zalicus’s combination drug discovery technology, cHTS, and its financial condition, results of operations, and other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan,” “project” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the formulation and clinical development of its product candidate Z944, the unproven nature of the Zalicus ion channel drug discovery technology, Zalicus’s ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2014 Zalicus Inc. All rights reserved.

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

Zalicus Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

		Year Ended December 31,

	2013	2012	2011

Revenue:
Royalties	$6,661	$5,220	$2,521
cHTS services and other collaborations	8,070	7,330	5,663

Total revenue	14,731	12,550	8,184

Operating expenses:
Research and development	33,964	41,423	35,294
General and administrative	7,523	8,977	10,400
Amortization of intangible	8,722	3,892	5,141
Impairment charge	1,732	—	—
Restructuring	—	1,094	—

Total operating expenses	51,941	55,386	50,835

Loss from operations	(37,210)	(42,836)	(42,651)
Interest income	46	150	136
Interest expense	(1,467)	(2,173)	(976)
Other income	14	91	20

Net loss before benefit for income taxes	(38,617)	(44,768)	(43,471)
Benefit for income taxes	—	441	1,428

Net loss	$(38,617)	$(44,327)	$(42,043)

Net loss per share—basic and diluted	$(1.68)	$(2.27)	$(2.59)

Weighted average number of common shares used in net loss per
share calculation —basic and diluted	22,932,675	19,552,828	16,224,532

Net loss	$(38,617)	$(44,327)	$(42,043)
Other comprehensive loss:
Unrealized (loss) gain on investments	(10)	18	12

Comprehensive loss	$(38,627)	$(44,309)	$(42,031)

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

Zalicus Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31,

	2013	2012

Assets
Current assets:
Cash and cash equivalents	$17,958	$4,531
Restricted cash	50	50
Short-term investments	—	30,059
Accounts receivable	2,511	3,045
Prepaid expenses and other current assets	223	684

Total current assets	20,742	38,369
Property and equipment, net	2,363	3,535
Intangible asset, net	7,200	17,654
Restricted cash and other assets	1,801	1,817

Total assets	$32,106	$61,375

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,237	$3,261
Accrued expenses and other current liabilities	3,339	4,841
Deferred revenue	2,392	4,918
Current portion of term loan payable	6,640	6,327
Current portion of lease incentive obligation	284	284

Total current liabilities	14,892	19,631
Term loan payable, net of current portion	2,132	8,772
Deferred revenue, net of current portion	—	600
Deferred rent, net of current portion	309	457
Lease incentive obligation, net of current portion	591	875
Other long-term liabilities	—	14
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 26,090 and 21,170 shares issued and
outstanding at December 31, 2013 and 2012, respectively	26	21
Additional paid-in capital	393,796	372,018
Accumulated other comprehensive income	—	10
Accumulated deficit	(379,640)	(341,023)

Stockholders’ equity	14,182	31,026

Total liabilities and stockholders’ equity	$32,106	$61,375

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com